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UNITED INSURANCE COMPANIES, INC. AND SUBSIDIARIES
EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(Dollars and number of shares in thousands, except per share amounts)



                                                                                   Three Months Ended
                                                                                        March 31,
                                                                                 1996              1995
                                                                              ----------       ------------
COMPUTATION OF EARNINGS PER COMMON
     AND COMMON EQUIVALENT SHARE:
  Average shares outstanding  . . . . . . . . . . . . . . . . . . . . .         38,253             37,532

  Add:
     Common stock equivalent of stock
        options and warrants  . . . . . . . . . . . . . . . . . . . . .             66                176
                                                                                ------             ------
                                                                                38,319             37,708
                                                                                ======             ======

  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $15,222            $12,143
                                                                                ======             ======

  Primary net income per share  . . . . . . . . . . . . . . . . . . . .        $  0.40            $  0.32
                                                                                  ====               ====

COMPUTATION OF EARNINGS PER COMMON
     AND COMMON EQUIVALENT SHARE
     ASSUMING FULL DILUTION:

  Average shares outstanding  . . . . . . . . . . . . . . . . . . . . .         38,253             37,532

  Add:
     Common stock equivalent of stock
        options and warrants  . . . . . . . . . . . . . . . . . . . . .             67                196
                                                                                ------             ------
                                                                                38,320             37,728
                                                                                ======             ======

  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $15,222            $12,143
                                                                                ======             ======


  Fully diluted net income per share  . . . . . . . . . . . . . . . . .        $  0.40            $  0.32
                                                                                  ====               ====


NOTE: All share and per share amounts have been restated for the prior period presented to reflect the four-for- one stock split effective June 1, 1995.





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